UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2008 (January 28, 2008)

JOURNAL REGISTER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12955	22-3498615
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

790 Township Line Road, Yardley, Pennsylvania		19067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 504-4200

Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Establishment of 2008 Incentive Compensation Award Criteria.

The Compensation Committee of our Board of Directors approved the 2008 annual incentive award criteria for our named executive officers pursuant to our Executive Incentive Compensation Plan (the “Plan”). The 2008 incentive awards will be based on the attainment of annual financial goals at corporate and business unit levels and for achieving individual annual performance objectives. The specific 2008 financial goals and performance objectives that will be used to calculate the awards are set forth below.

2008 Financial Goals
Name	and Performance Goals

James W. Hall	20% Total Revenue 20% EBITDA 20% Online Revenue 20% Qualitative business planning goal 20% Other

Scott A. Wright	20% Total Revenue 20% EBITDA 20% Online Revenue 20% Qualitative business planning goal 20% Other

Julie A. Beck	20% Total Revenue 20% EBITDA 20% Online Revenue 20% Qualitative business planning goal 20% Other

Edward J. Yocum	20% Total Revenue 20% EBITDA 20% Online Revenue 20% Qualitative business planning goal 20% Other

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan. For more information about the Plan, please refer to Exhibit 10.7 of the Company’s annual report on Form 10-K for fiscal year 2001.

Change of Control Employment Agreements.

On January 31, 2008, the Company amended the Change of Control Employment Agreements with Scott A. Wright, the Company’s President and Chief Operating Officer and Julie A. Beck, the Company’s Executive Vice President and Chief Financial Officer. The Company also entered into a Change of Control Employment Agreement with Edward J. Yocum, the Company’s Senior Vice President, General Counsel and Corporate Secretary and certain other officers of the Company. Under these agreements, a change of control of the Company occurs when: (i) subject to certain limited exceptions, a third person or entity becomes the beneficial owner of 20 percent or more of the then-outstanding shares of Common Stock or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) current members of the Board of Directors (new members approved by the current members are treated as current members for this purpose) cease to constitute a majority of the Board of Directors, (iii) there is the occurrence of certain mergers or business combinations involving the Company, or (iv) the stockholders of the Company approve a complete liquidation or dissolution of the Company.

Under each of the agreements, upon a change of control of the Company, a two-year employment contract between the Company and each of the executives becomes effective during which each executive is entitled to certain guaranteed levels of compensation and benefits, as well as to maintenance of his or her pre-change of control position, authority, duties, and responsibilities. If, during this two-year period (or, under certain limited circumstances, prior to a change of control of the Company but in connection therewith), the Company terminates the executive's employment (other than for cause, death or disability) or the executive terminates employment for good reason (as defined in the agreement), the executive is entitled to receive (i) two times (a) his or her annual base salary plus (b) his or her average annual bonus (as defined in the agreement); (ii) accrued but unpaid compensation and a pro-rata bonus for the year of termination; and (iii) continuation of his or her health and welfare benefits for two years. These payments and benefits will be reduced as necessary to avoid imposition of the federal excise tax on excess parachute payments, if such a reduction would place the executive in a better after-tax position than would receipt of all the payments and benefits.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreements filed as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Change of Control Employment Agreement for Scott A. Wright

10.2	Amended and Restated Change of Control Employment Agreement for Julie A. Beck

10.3	Change of Control Employment Agreement for Edward J. Yocum

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOURNAL REGISTER COMPANY
(Registrant)

Date: February 1, 2008		/s/ Edward J. Yocum
	By:	Edward J. Yocum
	Title:	Senior Vice President, General Counsel
& Corporate Secretary

Exhibit Index

Exhibit Description

10.1	Amended and Restated Change of Control Employment Agreement for Scott A. Wright

10.2	Amended and Restated Change of Control Employment Agreement for Julie A. Beck

10.3	Change of Control Employment Agreement for Edward J. Yocum